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                                                                       Exhibit 5

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]




                                 April __, 2002


Alpha Industries, Inc.
20 Sylvan Road
Woburn, Massachusetts  01801

                           Re:      Alpha Industries, Inc.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as special counsel to Alpha Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of up to ____ shares (the "Shares") of the Company's common stock, par value $0.25 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Reorganization, dated as of December 16, 2001, by and among Conexant Systems, Inc. ("Conexant"), Washington Sub., Inc. ("Washington") and the Company (the "Merger Agreement").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-83768) of the Company as filed with the Commission on March 5, 2002; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on April 16, 2002 (such Registration Statement, as so amended, being referred to hereinafter as the "Registration Statement"), (iii) the
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Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (v) the form of the Second Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware in connection with the consummation of the merger contemplated by the Merger Agreement (the "Merger"), filed as an exhibit to the Registration Statement (the "Amended Charter"); (vi) the form of the Second Amended and Restated By-Laws of the Company intended to be adopted by the Board of Directors of the Company (the "Board of Directors") in connection with the consummation of the Merger, filed as an exhibit to the Registration Statement; (vii) the specimen stock certificate representing the Common Stock; and (viii) certain resolutions of the Board of Directors, relating to the issuance of the Shares and certain related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed the due filing of the Amended Charter with the Secretary of State of the State of Delaware in connection with the consummation of the Merger. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the bar in the Commonwealth
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of Massachusetts, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL"), and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon the consummation of the Merger pursuant to the Merger Agreement, the issuance of Shares in exchange for shares of Washington common stock upon the surrender of any certificates evidencing such shares of Washington common stock and registration of the Shares in book-entry form in the records of the Company, the Shares will be validly issued, fully paid and nonassessable.

            We note that pursuant to a resolution of the Board of Directors of the Company, the Shares to be issued in the Merger will be uncertificated shares. In accordance with applicable provisions of the DGCL, any registered holder of uncertificated shares upon request is entitled to have a certificate representing such shares. We have assumed that any holder of Shares requesting a certificate therefor will be provided a certificate representing the Shares so held in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the Common Stock.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.





                                                   Very truly yours,